Exhibit 10.56
EXHIBIT A1
COMMITMENTS

Bank	Maximum Amount
Bank of America, N. A.	$110,000,000

KeyBank National Association	$80,000,000

National City Bank	$80,000,000

Wachovia Bank National Association	$60,000,000

U.S. Bank National Association	$50,000,000

Fifth Third Bank	$50,000,000

Manufacturers and Traders Trust Company	$50,000,000

The Huntington National Bank	$50,000,000

RBS Citizens, National Association	$50,000,000

Calyon New York Branch	$45,000,000

Bank of Montreal	$35,000,000

Bank of New York	$35,000,000

Comerica Bank	$30,000,000

First Merit Bank	$25,000,000

TOTAL	$750,000,000

[1]	Revised as of December 20, 2007, further revised as of January 31, 2008 and further revised as of February 19, 2008